SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report) December 19, 2003

BRYN MAWR BANK CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

0-15261	23-2434506
(Commission File Number)	(IRS Employer Identification No.)

801 Lancaster Ave, Bryn Mawr, Pennsylvania	19010
(Address of Principal Executive Offices)	(Zip Code)

(610) 525-1700

(Issuer’s telephone number, including area code)

N/A

(Former Name or Former Address, if Change Since Last Report)

Item 4.	Change in Registrant’s Certifying Accountant.

On December 19, 2003, Bryn Mawr Bank Corporation (“Bryn Mawr”) retained KPMG LLP (‘KPMG”) as its new independent accountants to audit Bryn Mawr’s financial statements for the fiscal year ended December 31, 2004. PricewaterhouseCoopers LLP (“PWC”) will continue to serve as Bryn Mawr’s independent accountants for the fiscal year ended December 31, 2003. The decision to change independent accountants was made by the Audit Committee of Bryn Mawr.

The reports of PWC on the financial statements for the past two fiscal years contain no adverse opinions or disclaimer of opinion and were not qualified or modified as to their uncertainty, audit scope or accounting principal.

During each of the fiscal years ended December 31, 2001 and 2002 and subsequent interim period through December 19, 2003, there were no disagreements between Bryn Mawr and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and there were no “reportable events” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K occurring within Bryn Mawr’s two most recent fiscal years and the subsequent interim period through December 19, 2003.

During Bryn Mawr’s two most fiscal years and through December 19, 2003, Bryn Mawr has not consulted with KPMG regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.

Bryn Mawr has provided PWC with a copy of the foregoing disclosures and has requested that PWC review such disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with such statements. A copy of PWC’s letter response to such request is attached hereto as Exhibit 16.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

16 Letter from PWC to Securities and Exchange Commission dated December 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRYN MAWR BANK CORPORATION

Dated: December 19, 2003	/s/ Frederick C. Peters II
Frederick C. Peters II President and CEO

Dated: December 19, 2003	/s/ Joseph W. Rebl
Joseph W. Rebl Chief Financial Officer